SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  July 5, 1996

                         BALCOR CURRENT INCOME FUND-87
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-16712
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3451878
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Autumn Woods Apartments

In 1986, Autumn Woods Apartments, Indianapolis, Indiana, was acquired by a joint venture (the "Joint Venture") in which the Partnership and an affiliate held joint venture interests of approximately 99.73% and 0.27%, respectively. The Partnership contributed approximately $18,404,415 and the affiliate contributed $50,000 towards the purchase of the property. The Partnership's contribution was funded from offering proceeds and a portion of a $5,908,649 zero coupon loan funded by an affiliate of the General Partner.

In 1993, the Joint Venture obtained a $9,720,000 first mortgage loan from an unaffiliated entity, the proceeds of which, in addition to a $70,420 loan from the General Partner, were used to repay the zero coupon loan in the total amount of $9,790,420, including accrued and unpaid interest of $3,881,771. Debt service payments on the new first mortgage loan were funded by advances from the General Partner on a zero coupon basis through December 1994. Thereafter, monthly payments were paid from property cash flow. The General Partner loan has an outstanding balance of approximately $1,041,000 as of July 1, 1996.

On July 5, 1996, the Joint Venture contracted to sell the property for a sale price of $17,400,000 to an unaffiliated party, TGM Realty Corp #5, a Delaware corporation. The purchaser has deposited $300,000 into an escrow account as earnest money. The remaining portion of the sale price will be payable in cash at closing, which is scheduled to occur on August 1, 1996. From the proceeds of the sale, the Joint Venture will pay the outstanding principal balances of the first mortgage loan and the General Partner loan which are expected have outstanding balances at closing of approximately $9,476,000 and $1,046,000, including accrued interest, respectively, and $261,000 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee for services in connection with the sale of the property of $130,500. The purchaser will receive credits against the purchase price of $125,000 for corrective work resulting from the purchaser's due diligence review and $302,500 for repairs due to fire damage at the property. If the cost of the repairs is less than $302,500, the difference will be repaid to the Joint Venture. The purchaser will be responsible for the completion of the agreed upon repairs. If such repairs are not completed on or before December 20, 1996, the purchaser will pay $53,000 to the Joint Venture under certain circumstances.

The Joint Venture will receive the remaining proceeds of approximately $6,059,000, less closing costs. Of such proceeds, an amount not to exceed $250,000 will be retained by the Joint Venture and will not be available for use or distribution by the Joint Venture or its partners until 90 days after closing. The Partnership's share of the net sale proceeds is expected to be approximately $6,043,000, less the Partnership's share of closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Joint Venture for actual expenses incurred in connection with the sale.
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Affiliates of the General Partner have simultaneously contracted to sell 3 other properties to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale relating to the sale of Autumn Woods Apartments, Indianapolis, Indiana.

               (b) Letter dated July 12, 1996 relating to the sale of Autumn Woods Apartments, Indianapolis, Indiana.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.
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Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR CURRENT INCOME FUND-87
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor CIF Partners, an Illinois
                              general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  July 19, 1996
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